                                                                    Exhibit 11.1


                        CALCULATION OF EARNINGS PER SHARE
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

                                       Three Months         Three Months           Six Months            Six Months
                                          Ended                 Ended                 Ended                 Ended
                                       December 31,          December 31,          December 31,          December 31,
                                           1996                  1997                   1996                 1997
                                     -----------------    ------------------    ------------------    ------------------
Net earnings before income taxes           $1,200,878            $1,749,654            $1,928,745            $3,123,572

Provision for income taxes                                          731,098                                   1,280,665
                                                          ------------------                          ------------------

Net earnings                                                     $1,018,556                                  $1,842,907
                                                          ==================                          ==================

Pro forma income taxes                        480,351                                     771,498
                                     -----------------                          ------------------

Pro forma net earnings                       $720,527                                  $1,157,247
                                     =================                          ==================

Weighted average shares
  outstanding during the period             7,000,000             9,620,084             7,000,000             9,620,084

Shares issuable under
  consulting agreement                         96,366                                      96,366

Shares issuable under
  compensation agreement                      170,708                                     170,708

                                     -----------------    ------------------    ------------------    ------------------
Weighted average common
  and common equivalent
  shares outstanding during the             7,267,074             9,620,084             7,267,074             9,620,084
  period
                                     =================    ==================    ==================    ==================

Pro forma or basic earnings per                 $0.10                 $0.11                 $0.16                 $0.19
share
                                     =================    ==================    ==================    ==================
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